UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 25, 2015
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 25, 2015, Chico’s FAS, Inc. and its wholly owned subsidiaries (the Company) entered into the third amendment (the Amendment) of its revolving credit facility agreement dated as of July 27, 2011. The Amendment expands the commitment under the revolving credit facility from $70 million to $125 million and increases the maximum total debt leverage ratio to 3.50 to 1.00.

A copy of the Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Facility Amendment documents, which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 10.1	Amendment No. 3 dated as of February 25, 2015 to Credit Agreement dated as of July 27, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

By:
Date: March 3, 2015	/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Amendment No. 3 dated as of February 25, 2015 to Credit Agreement dated as of July 27, 2011